EXHIBIT 2.2.b


SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------x
                                           Index No. 97/118830
In the Matter of the Voluntary
Liquidation and Dissolution of             NOTICE OF SETTLEMENT
                                             OF CLOSING ORDER
RIVER BANK AMERICA,

Petitioner

---------------------------------------x


                  PLEASE TAKE NOTICE that an order of which the within is a true copy with be presented for settlement to the Hon. Karla Moscowitz, one of the judges of the within named Court, at 60 Centre Street, New York, New York 10007 on the 18th day of December, 1997 at 9:30 a.m.

Dated:  New York, New York
        December 8, 1997
                                                       BATTLE FOWLER LLP
                                                       Attorneys for Petitioner
                                                       75 East 55th Street
                                                       New York, New York 10022
                                                       (212) 856-7000






TO:      Superintendent of Banks
         New York State Banking Department
         Two Rector Street
         New York, New York 10006
         Attention:  Kathleen A. Scott, Esq.

         Federal Deposit Insurance Corporation
         Registration and Disclosure Section
         1776 F Street, NW, Room F-36
         Washington, D.C. 20006

         Office of the Attorney General
         120 Broadway
         New York, New York 10271

662561.1

                                                  At IAS PART 26 of the  Supreme
                                                  Court  of  the  State  of  New
                                                  York,  held  in  and  for  the
                                                  County  of New York on the ___
                                                  day of December, 1997.


Present:   Hon. KARLA MOSCOWITZ, J.S.C.



SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------x
                                               Index No. 97/118830
In the Matter of the Voluntary
Liquidation and Dissolution of

RIVER BANK AMERICA,                            CLOSING ORDER

Petitioner

---------------------------------------x


         A proceeding having been commenced by Petitioner, River Bank America (the "Bank"), on October 15, 1997, by service of a notice of petition, and verified petition together with exhibits, for a closing order pursuant to
Section 605 of the New York State Banking Law, and a request for judicial intervention having been filed on October 15, 1997, and the proceeding having been assigned to the Honorable Karla Moscowitz, a Justice of this Court, and the Superintendent of Banks, New York State Banking Department (the "Superintendent"), having been served, and proof of said service having been duly filed with the Court and the application having duly come on to be heard before the Court on the 25th day of

629058.5

November, 1997, and Battle Fowler LLP, attorneys for the petitioner having appeared in support of the application and the Superintendent having interposed no objection to the petition and the Court having issued an order granting the petition on default on November 26, 1997 and directing the settlement of an order thereon;
         NOW, upon reading and filing the notice of petition dated October 15, 1997, and the verified petition for a closing order, duly verified by Jerome R. McDougal, Jr., President of the Bank, dated October 14, 1997, together with its annexed exhibits with proof of service, and the supplemental affirmation of Raymond J. Soffientini dated November 21, 1997 in support of petition for a closing order, together with its annexed exhibits with proof of service, it is hereby:
         ORDERED, that the petition of the Bank is granted, and the business of the Bank is hereby closed; and it is further
         ORDERED, that within 30 days of the date of entry of this Order, the Bank shall serve upon all known creditors of the Bank a copy of this Order, together with a notice permitting the presentation of claims to the Bank, at its offices at 645 Fifth Avenue, 8th Floor, New York, New York 10022, on or before _________, 1998 (a date not less than 30 days nor more than 60 days from the date of entry of this Order) in the form annexed hereto ("Notice to Creditors"); and it is further
         ORDERED, that the Bank shall cause a copy of the Notice to Creditors to be published in the New York Law Journal once a week

629058.5
                                        2
for two (2) consecutive weeks within 30 days from the date of entry of this Order; and it is further
         ORDERED, that the Bank or any creditor, upon notice, may apply to the Court for a determination as to any disputed claim or for any other relief necessary to effectuate the liquidation of the Bank; and it is further
         ORDERED, that the Bank shall file a certified copy of this Closing Order with the office of the Superintendent within five (5) days of the date of entry hereof; and it is further
         ORDERED, that within a reasonable time following the expiration of time during which creditors may present their claims and following the Bank's compliance with provisions of this Order with regard to the giving of notice to creditors, the Bank shall file a verified statement with the Superintendent, listing all the names of creditors, depositors and others who have not received debt, deposits, dividends or other amounts due to them, together with all identifying information, and shall thereupon pay over such unclaimed amounts to the Superintendent as trustee for the persons entitled to receive them; and it is further
         ORDERED, that upon filing said verified statement the Bank may further apply to this Court, pursuant to Section 605(6) requiring notice be given to the Superintendent and the New York State Office of the Comptroller and such other and further notice as this Court may prescribe, and for an order affirming the disposition of any

629058.5
                                        3
unclaimed amounts and declaring the Bank dissolved and its corporate existence terminated, and directing the Bank to file a certified copy of said order with the Superintendent.

Enter:

                                                         -----------------------
                                                                 J.S.C.


629058.5
                                        4

                     NOTICE OF PRESENTMENT OF CLAIMS AGAINST
                               RIVER BANK AMERICA


         Please take notice that River Bank America, a New York state chartered stock savings bank (the "Bank"), has been granted approval to close its operations by the Supreme Court of New York by order dated November __, 1997 in a proceeding entitled, In the Matter of the Voluntary Liquidation and Dissolution of River Bank America, petitioner, Index No. 97/118830 (Sup. Ct. New York Co.)(Justice Karla Moscowitz).

         The Bank intends to close its operations through the implementation of a plan whereby the Bank will, through a series of steps, change its legal form of organization by which it conducts business, holds its assets and is obligated for its liabilities from a New York state chartered stock savings bank into a business corporation incorporated in the State of Delaware to be known as "RB Asset, Inc." Upon completion of the reorganization steps, RB Asset, Inc. will own substantially all of the assets formerly owned by the Bank, will have assumed all of the Bank's liabilities, will have the same stockholders and capital structure as the Bank and will continue the Bank's non-banking business. Upon completion of the reorganization, the Bank will dissolve, and its non-banking business will be continued by RB Asset, Inc. The reorganization remains subject to approval by the Bank's stockholders.

         Creditors of the Bank are not required to present their claims in order for such claims and for their rights as creditors to be preserved against and assumed by RB Asset, Inc. Creditors of the Bank may present their claim(s) to the Bank at its office at 645 Fifth Avenue, 8th Floor, New York, New York 10022, to the attention of Jerome R. McDougal, President, on or before ___________________, 1997. Such presentment, if any, must be made in writing, stating the name and address of the claimant and basis for the claim.

629058.5

            SUPREME COURT OF THE STATE OF NEW YORK -- NEW YORK COUNTY

PRESENT:             Hon. Karla Moskowitz                             PART   26
            --------------------------------------------                    ---
                                               Justice


------------------------------

(IN RE) RIVER BANK                   INDEX NO.               118830/97
                                     MOTION DATE             11/25/97
                                     MOTION SEQ. NO.         001
                                     MOTION CAL. NO.         _________
------------------------------




The following papers, numbered 1 to _______ were read on this motion to/for

-----------------------------


                                                                           PAPERS NUMBERED
Notice of Motion/Order to Show Cause -- Affidavits -- Exhibits ...    _________________________
Answering Affidavits -- Exhibits__________________________________    _________________________
Replying Affidavits_______________________________________________    _________________________


Cross-Motion:   / / Yes             / /  No

Upon the foregoing papers, it is ordered that this petition is granted on default.

Settle Order




Dated:     11/26/97                                     /s/ Karla Moskowitz
                                                        ------------------------
                                                                          J.S.C.

Check one:   /X/  FINAL DISPOSITION            / / NON-FINAL DISPOSITION

                             MOTION/CASE IS RESPECTFULLY REFERRED TO
                             JUSTICE____________________________________________
                                                                          J.S.C.
                             DATED: ____________________________________________

670649.1

                              AFFIDAVIT OF SERVICE




STATE OF NEW YORK    )
                     .ss:
COUNTY OF NEW YORK   )





                  I, Frances Zimmerman, being duly sworn, depose and say, that deponent is not a party to the action, is over 18 years of age and resides in Teaneck, New Jersey. On the 8th day of December 1997, deponent served the within Notice of Settlement of Closing Order on Superintendent of Banks, New York State Banking Department, Two Rector Street, New York, New York 10006, Attention:
Kathleen A. Scott, Esq., Federal Deposit Insurance Corporation, Registration and Disclosure Section, 1776 F Street, NW, Room F-36, Washington, D.C. 20006 and Office of the Attorney General, 120 Broadway, New York, New York 10271, by depositing a true copy of same enclosed in a First Class, postpaid, properly addressed wrapper, within the State of New York.


                                                       /s/ Frances Zimmerman
                                                    ----------------------------
                                                           Frances Zimmerman




Sworn to before me this
8th day of December, 1997.



/s/ Marlene S. Meudt
---------------------------
      Notary Public


        MARLENE S. MEUDT
Notary Public, State of New York
         No. 31-4775310
  Qualified in New York County
Commission Expires May 31, 1998



657881.1